Exhibit 99.1

November 3, 2010

AmTrust Financial Services, Inc. Reports Third Quarter Operating Earnings(1)
of $34.8 Million and Net Income of $38.9 Million

Year-to-date Operating Earnings(1) of $102.1 Million and Net Income of $108.4 Million

Book Value per Share of $11.71, Up 22.0% since Year-end 2009

Financial Highlights

•	Annualized return on equity of 23.3% and operating(1) return on equity of 21.7% for the quarter

•	Gross written premium of $339.1 million, up 14.6%, and net earned premium of $190.9 million, up 31.4% from third quarter 2009

•	Commissions and other revenues of $78.7 million up 113.3% from third quarter 2009

•	Operating earnings(1) of $34.8 million up 7.3% from third quarter 2009

•	Operating EPS(1) of $0.57 compared to $0.54 in the third quarter 2009

•	Net income of $38.9 million up 60.5% from third quarter 2009

•	EPS of $0.64 compared to $0.40 in the third quarter 2009

•	Combined ratio of 86.3% compared to 78.0% in third quarter 2009

•	YTD gross written premium of $1.1 billion, up 30.3%, and net earned premium of $535.2 million, up 29.1% over the first nine months of 2009

•	YTD operating earnings(1) of $102.1 million up 6.8% from first nine months of 2009

•	YTD operating EPS(1) of $1.69 compared with $1.60 in the first nine months of 2009

•	YTD net income of $108.4 million up 44.2% from first nine months of 2009

•	YTD EPS of $1.79 compared with $1.25 in the first nine months of 2009

•	Results include after-tax net income of $3.4 million associated with certain life settlement contracts

•	Book value per share of $11.71, up from $9.60 at year-end 2009

(New York) – AmTrust Financial Services, Inc. (Nasdaq: AFSI) today reported net income of $38.9 million for the third quarter of 2010, an increase of 60.5% from $24.2 million in the third quarter of 2009. Earnings per diluted share totaled $0.64 in the quarter, up 60.0% from $0.40 in the same period last year. Operating earnings(1) totaled $34.8 million for the quarter, or $0.57 per diluted share, compared with $32.4 million, or $0.54 per diluted share, in the third quarter of 2009.

(more)

For the first nine months of 2010, net income totaled $108.4 million, up 44.2% from the same period in 2009. Earnings per diluted share of $1.79 increased 43.2% from $1.25 during the first nine months of 2009. Operating earnings(1) in the first nine months of 2010 totaled $102.1 million, or $1.69 per share, compared with $95.6 million, or $1.60 per share in the same period last year.

“We continued to enhance shareholder value this quarter as we significantly increased book value and generated attractive returns,” said Barry Zyskind, President and Chief Executive Officer of AmTrust Financial Services, Inc. “Our results this quarter reflect continued momentum despite the competitive landscape and challenging investment environment. We significantly increased both premiums and fee income as we capitalized on strategic investment opportunities in order to continue to diversify and enhance our long-term growth opportunities.”

Third Quarter 2010 Results

Total revenue of $269.6 million increased $87.4 million, or 48.0%, from $182.2 million in the third quarter of 2009. Gross written premium of $339.1 million rose $43.1 million, or 14.6%, from third quarter 2009. Net written premium of $182.8 million increased $15.5 million, or 9.3%, from $167.3 million in the third quarter of 2009. Net earned premium of $190.9 million increased $45.6 million, or 31.4%, from $145.3 million in the third quarter of 2009. Commission and other revenues of $78.7 million increased $41.8 million, or 113.3%, from third quarter 2009, and represented 29.2% of total revenue. The combined ratio totaled 86.3% compared with 78.0% in the third quarter of 2009. Results include the effect of the Warrantech and Risk Services acquisitions, the investment in ACAC, and other acquisitions.

Ceding commission, primarily related to the quota-share reinsurance agreement with Maiden Holdings, Ltd. (Maiden), totaled $37.9 million, up 38.5% from $27.4 million a year ago. During the quarter, AmTrust ceded $109.5 million of gross written premium and $120.6 million of earned premium to Maiden compared to $92.2 million of gross written premium and $89.7 million of earned premium ceded in the third quarter of 2009.

Total service and fee income of $22.4 million increased $15.4 million from $7.0 million in the third quarter of 2009 and included $3.3 million from related parties compared with $2.1 million in the third quarter of 2009.

(more)

Investment income, excluding net realized gains and losses, totaled $11.0 million compared with $14.2 million in the third quarter of 2009. Results also reflect net realized investment gains of $7.5 million, or $4.8 million after-tax, on certain fixed income and equity investments compared with losses of $11.7 million, or $7.6 million after-tax in the third quarter of 2009.

Loss and loss adjustment expense of $120.4 million increased $42.9 million from $77.5 million in the third quarter of 2009, and resulted in a loss ratio of 63.1% compared with 53.4% for the third quarter of 2009.

Acquisition costs and other underwriting expense of $82.2 million increased $19.0 million from the third quarter of 2009. Acquisition costs and other underwriting expenses less ceding commissions totaled $44.2 million compared with $35.8 million in the year ago quarter. The expense ratio of 23.2% improved from 24.6% in the third quarter of 2009.

Year-to-Date 2010 Results

Total revenue of $719.8 million increased $182.6 million, or 34.0%, from $537.2 million in the first nine months of 2009. Gross written premium of $1.1 billion rose $252.3 million, or 30.3% from the first nine months of 2009. Net written premium of $568.6 million increased $128.0 million, or 29.1%, from $440.6 million in the first nine months of 2009. Net earned premium of $535.2 million increased $120.7 million, or 29.1% from the year ago period. Commission and other revenues of $184.6 million increased $61.9 million, or 50.4%, from the first nine months of 2009 and represented 25.6% of total revenue. The combined ratio totaled 84.4% compared with 79.1% in the first nine months of 2009. Results include the effect of the Warrantech and Risk Services acquisitions, the investment in ACAC, and other acquisitions.

Ceding commission, primarily related to the quota-share reinsurance agreement with Maiden, totaled $103.1 million, up 18.2% from $87.2 million a year ago. During the first nine months of 2010, AmTrust ceded $336.0 million of gross written premium and $329.3 million of earned premium to Maiden compared to $269.7 million of gross written premium and $271.8 million of earned premium ceded in the same period in 2009.

Total service and fee income of $39.5 million increased 79.5% from $22.0 million in the first nine months of 2009 and included $8.9 million from related parties compared with $5.8 million in the first nine months of 2009.

(more)

Investment income excluding net realized gains and losses totaled $39.2 million compared with $42.0 million in the first nine months of 2009. Results reflect net realized investment gains of $2.7 million, or $1.8 million after-tax, on certain fixed income and equity investments compared with losses of $28.6 million, or $18.6 million after-tax, in the first nine months of 2009.

Loss and loss adjustment expense of $331.8 million increased $102.7 million from $229.0 million in the first nine months of 2009, and resulted in a loss ratio of 62.0% compared with 55.3% for the first nine months of 2009.

Acquisition costs and other underwriting expense of $223.1 million increased $37.2 million from $185.9 million in the first nine months of 2009. Acquisition costs and other underwriting expenses less ceding commissions totaled $120.0 million compared with $98.7 million in the first nine months of 2009. The expense ratio of 22.4% improved from 23.8% in the first nine months of 2009.

Total assets of $3.9 billion increased 14.1% from $3.4 billion as of December 31, 2009. AmTrust Financial’s shareholders’ equity of $696.5 million increased 22.3% from $569.4 million at year-end 2009. During the quarter, the Board of Directors declared a quarterly dividend of $0.07 per share. As of September 30, 2010, the Company’s long-term debt-to-capitalization ratio was 17.5% compared with 22.5% at year-end 2009.

(1) References to operating earnings, operating EPS, and operating return on equity are non-GAAP financial measures defined by the Company as results excluding after-tax net realized investment gains and losses on securities, non-cash amortization of certain intangible assets and gain on investment in unconsolidated subsidiary. Please see the Non-GAAP Financial Measures table at the end of this release for important information about the use of these non-GAAP measures and their reconciliation to GAAP.

Conference Call:
On November 3, 2010 at 9 a.m. ET, the Company will host a conference call and audio webcast that may be accessed as follows:

Toll Free:	877.755.7421
Toll Call (Outside the U.S):	973.200.3087
Webcast registration: http://ir.amtrustgroup.com/events.cfm

A replay of the conference call will be available starting at 12:00 p.m. ET on Wednesday, November 3, 2010 through Wednesday, November 10, 2010 by dialing toll-free 800.642.1687 or toll 706.645.9291 and entering Passcode 17863395. You may also access a replay of the webcast at http://ir.amtrustgroup.com/events.cfm

(more)

For more information, please contact:

AmTrust Financial Services, Inc.
IR@amtrustgroup.com

About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., headquartered in New York City, is a multinational insurance holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers’ compensation, commercial automobile and general liability; extended service and warranty coverage.  For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at 866.203.3037.

Forward Looking Statements

This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including, but not limited to, non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this new release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statements except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q.
 AFSI-F

AmTrust Financial Services, Inc.
Income Statement
(in thousands, except per share data)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2010	2009	2010	2009

Gross written premium		$339,085	$295,942	$1,085,957	833,698

Premium income
Net premium written		$182,837	$167,317	$568,644	$440,616
Change in unearned premium		8,048	(22,025)	(33,398)	(26,098)
		190,885	145,292	535,246	414,518

Ceding commission (primarily related party)		37,903	27,369	103,109	87,238
Service and fee income		19,095	4,892	30,634	16,174
Service and fee income (related party)		3,323	2,059	8,871	5,838
Investment income, net		10,952	14,245	39,237	42,035
Net realized gains (losses)		7,460	(11,653)	2,701	(28,600)
		78,733	36,912	184,552	122,685

Total revenue		269,618	182,204	719,798	537,203

Loss and loss adjustment expense		120,432	77,531	331,763	229,031
Acquisition costs and other underwriting expense		82,152	63,154	223,077	185,895
Other		20,210	5,764	35,780	16,732
		222,794	146,449	590,620	431,658

Income before other, provision for income taxes, equity in earnings (loss) of unconsolidated subsidiaries and non-controlling interest		46,824	35,755	129,178	105,545

Other income (expense):
Foreign currency gain		(141)	552	(103)	1,196
Interest expense		(3,410)	(3,813)	(10,045)	(11,991)
Income from life settlement contracts		10,592	-	10,592	-
		7,041	(3,261)	444	(10,795)

Income before provision for income taxes, equity in earnings (loss) of unconsolidated subsidiaries and non-controlling interest		53,865	32,494	129,622	94,750

Provision for income taxes		(15,567)	(8,107)	(39,574)	(18,811)
Equity in earnings (loss) of unconsolidated subsidiaries (related party)	(1)	4,030	(166)	21,803	(785)
Non-controlling interest		(3,442)	-	(3,442)	-
Net income		$38,886	$24,221	$108,409	$75,154

Operating earnings (2)		$34,783	$32,407	$102,118	$95,584

Earnings per common share:
Basic earnings per share		$0.65	$0.41	$1.82	$1.26
Diluted earnings per share		$0.64	$0.40	$1.79	$1.25
Diluted operating earnings per share (3)		$0.57	$0.54	$1.69	$1.60

Weighted average number of basic shares outstanding		59,490	59,324	59,420	59,475
Weighted average number of diluted shares outstanding		60,375	59,988	60,270	59,911

Combined ratio		86.3%	78.0%	84.4%	79.1%

Return on Equity		23.3%	19.1%	21.7%	21.6%
Operating return on equity (4)		21.7%	25.6%	20.4%	27.5%

Reconciliation of net realized losses:
Other-than-temporary investment impairments		$(4,051)	$(3,147)	$(21,196)	$(15,360)
Impairments recognized in other comprehensive income		-	-	-	-
		(4,051)	(3,147)	(21,196)	(15,360)
Net realized gains (losses) on sale of investments		11,511	(8,506)	23,897	(13,240)
Net realized gains (losses)		$7,460	$(11,653)	$2,701	$(28,600)

AmTrust Financial Services, Inc.
Balance Sheet Highlights
(in thousands)
(Unaudited)

	September 30,	December 31,
	2010	2009

Cash, cash equivalents and investments	$1,503,746	$1,414,824
Premiums receivables	605,192	495,871
Goodwill and intangible assets	183,581	115,828
Total assets	3,894,678	3,400,364
Loss and loss expense reserves	1,208,940	1,091,944
Unearned premium	939,990	871,779
Trust preferred securities	123,714	123,714
AmTrust's stockholders' equity	$696,547	$569,392

	AmTrust Financial Services, Inc.
	Non-GAAP Financial Measures
	(in thousands, except per share data)
	(Unaudited)

			Three Months Ended September 30,		Nine Months Ended September 30,
			2010	2009	2010	2009

Reconciliation of net income to operating earnings:
	Net income		$38,886	$24,221	$108,409	$75,154
Less:	Net realized gains (losses) net of taxes/other		4,849	(7,574)	1,756	(18,590)
	Gain on investment in unconsolidated subsidiary net of tax	(1)	-	-	6,792	-
	Non cash amortization of certain intangible assets		(746)	(612)	(2,257)	(1,840)
	Operating earnings (2)		$34,783	$32,407	$102,118	$95,584

Reconciliation of diluted earnings per share to diluted operating earnings per share:
	Diluted earnings per share		$0.64	$0.40	$1.79	$1.25
Less:	Net realized gains (losses) net of taxes		0.08	(0.13)	0.03	(0.32)
	Gain on investment in unconsolidated subsidiary		-	-	0.11	-
	Non cash amortization of certain intangible assets		(0.01)	(0.01)	(0.04)	(0.03)
	Diluted operating earnings per share (3)		$0.57	$0.54	$1.69	$1.60

Reconciliation of return on equity to operating return on equity:
	Return on equity		23.3%	19.1%	21.7%	21.6%
Less:	Net realized gains (losses) net of taxes		1.8%	(6.0)%	0.4%	(5.4)%
	Gain on investment in unconsolidated subsidiary		-	-	1.4%	-
	Non cash amortization of certain intangible assets		(0.2)%	(0.5)%	(0.5)%	(0.5)%
	Operating return on equity (4)		21.7%	25.6%	20.4%	27.5%

(1)	Equity in earnings (loss) of unconsolidated subsidiaries (related party) includes a retrospective gain on investment related to ACAC of $10,450 and an after tax amount of $6,792.

(2)
Operating earnings is a non-GAAP financial measure defined by the Company as net income minus after-tax realized investment gains and losses, gain on investment in unconsolidated subsidiary and certain amortization expense and should not be considered an alternative to net income.  The Company's management believes that operating earnings is a useful indicator of trends in the Company's underlying operations because it provides a more meaningful representation of the Company's earnings power.  The Company's measure of operating earnings may not be comparable to similarly titled measures used by other companies.

(3)
Diluted operating earnings per share is a non-GAAP financial measure defined by the Company as net income minus after-tax net realized investment gains and losses, gain on investment in unconsolidated subsidiary and certain amortization expense divided by the weighted average diluted shares outstanding for the period and should not be considered an alternative to diluted earnings per share.  The Company's management believes that diluted operating earnings per share is a useful indicator of trends in the Company's underlying operations because it provides a more meaningful representation of the Company’s earnings power. The Company's measure of diluted operating earnings per share may not be comparable to similarly titled measures used by other companies.

(4)
Operating return on equity is a non-GAAP financial measure defined by the Company as net income minus net after-tax realized investment gains and losses, gain on investment  in unconsolidated subsidiary and certain amortization expense divided by the average shareholders' equity for the period and should not be considered an alternative to return on equity.  The Company's management believes that operating return on equity is a useful indicator of trends in the Company's underlying operations because it provides a more meaningful representation of the Company’s earnings power.  The Company's measure of operating return on equity may not be comparable to similarly titled measures used by other companies.

AmTrust Financial Services, Inc.
Segment Information
(in thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Gross written premium
Small Commercial Business	$107,838	$85,810	$338,140	$322,421
Specialty Risk and Extended Warranty	146,155	138,917	495,799	314,260
Specialty Program	60,568	71,214	192,935	197,016
Personal Lines Reinsurance	24,523	-	59,083	-
	$339,084	$295,941	$1,085,957	$833,697

Net written premium
Small Commercial Business	$56,385	$47,408	$173,875	$172,199
Specialty Risk and Extended Warranty	78,377	76,793	238,642	162,306
Specialty Program	23,551	43,116	97,044	106,111
Personal Lines Reinsurance	24,523	-	59,083	-
	$182,836	167,317	$568,644	$440,616

Net earned premium
Small Commercial Business	$64,415	$55,785	$189,279	$175,373
Specialty Risk and Extended Warranty	80,901	47,120	219,252	131,739
Specialty Program	27,379	42,387	99,172	107,406
Personal Lines Reinsurance	18,190	-	27,543	-
	$190,885	$145,292	$535,246	$414,518

Loss Ratio
Small Commercial Business	60.9%	50.4%	60.1%	57.4%
Specialty Risk and Extended Warranty	62.5%	52.5%	61.9%	47.1%
Specialty Program	70.3%	58.2%	65.6%	61.8%
Personal Lines Reinsurance	62.5%	-	62.5%	-
Total	63.1%	53.4%	62.0%	55.3%

Expense Ratio
Small Commercial Business	25.6%	25.7%	24.9%	26.1%
Specialty Risk and Extended Warranty	18.4%	21.4%	17.4%	17.4%
Specialty Program	25.3%	26.8%	26.1%	28.0%
Personal Lines Reinsurance	32.5%	-	32.5%	-
Total	23.2%	24.6%	22.4%	23.8%

Combined Ratio
Small Commercial Business	86.5%	76.1%	84.9%	83.4%
Specialty Risk and Extended Warranty	80.9%	73.9%	79.3%	64.5%
Specialty Program	95.6%	85.1%	91.7%	89.7%
Personal Lines Reinsurance	95.0%	-	95.0%	-
Total	86.3%	78.0%	84.4%	79.1%